Exhibit 10.1

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

AMENDMENT NO. 5 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 5 to the Collaboration and License Agreement (“Amendment”) is made and entered into by and between Kyowa Hakko Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-9-2 Ohtemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“KHK”) and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA (“UGNX”).

RECITALS

A.

WHEREAS, KHK and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, an Amendment No. 1 to Collaboration and License Agreement effective as of August 24, 2015, an Amendment No. 2 to Collaboration and License Agreement effective as of November 28, 2016, an Amendment No. 3 to Collaboration and License Agreement effective as of September 29, 2017, and an Amendment No. 4 to Collaboration and License Agreement effective as of January 29, 2018 (collectively, the “Collaboration Agreement”).

B.	WHEREAS, both Parties wish to further amend the Collaboration Agreement as set forth below.

C.	NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties agree as follows:

1.	This Amendment shall be effective as of April 30, 2018 (the “Amendment Effective Date”).

2.	Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Collaboration Agreement.

3.	The definition of “GAAP” in Section 1.1.32 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

1.1.32   “GAAP” means generally accepted accounting principles applicable to a Party for reporting purposes for their respective countries (e.g. Japanese Accounting Standards, International Financial Reporting Standards, U.S. Generally Accepted Accounting Principles) as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Party.

4.	In the definition of “Net Sales” in Section 1.1.54 of the Collaboration Agreement, the parenthetical words in the second line of the second paragraph “(as applicable

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

in the country of sale)” is hereby deleted in its entirety and replaced with the following:

(as applicable in each country in the Territory or European Territory where the Parties are required to report the Net Sales in accordance with Section 7.2.4)

5.

Notwithstanding anything in the Collaboration Agreement to the contrary, including without limitation, Section 7.2.4 thereof, the reporting and payment schedules related to Sections 4.9.4, 6.1.7(a), 6.1.7(b), 7.1.1, 7.1.2, 7.2.1, 7.2.2, and 7.2.3 shall be the reporting and payment schedules set forth in Exhibit A attached hereto.

6.

For Licensed Products to be supplied to patients in the U.S. as part of a “free” drug program (i.e. supply program to patients prior to the Licensed Product being subject to pricing reimbursement for that patient), UGNX shall pay to KHK the prices set forth in the Side Letter between KHK and UGNX dated August 29, 2013. Additionally, for KRN23 [***] the price shall be [***]/vial.  Such pricing shall remain fixed for a minimum of [***].  KHK may equitably adjust such pricing [***], commencing with [***], due to changes in KHK’s manufacturing costs, by providing UGNX with written notice (including an explanation of and supporting evidence for (if available) the applicable manufacturing cost changes) on or before [***] immediately preceding the calendar year subject to the price adjustment.

7.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Collaboration Agreement shall continue in full force and effect as provided therein.

8.

This Amendment may be executed in identical duplicate copies exchanged by facsimile or e-mail (PDF form) transmission.  The Parties agree to execute two identical original copies of this Amendment after exchanging signed facsimile versions.  Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 5 to Collaboration and License Agreement to be effective as of the Amendment Effective Date.

KYOWA HAKKO KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Yasuo Fujii	By:	/s/ Thomas Kassberg
Name:	Yasuo Fujii	Name:	Thomas Kassberg
Title:	Director, Business Development Dept	Title:	Chief Business Officer

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions marked [***].

Exhibit A